NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Commerce Bank
Molly Hyland
Public Relations Officer
314-746-3657
Molly.Hyland@CommerceBank.com

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR MARKETING SERVICES AGREEMENT WITH COMMERCE
BANK

Epsilon to Provide Full Suite of Direct Marketing, Strategic and Analytical Consulting Services to
Bolster Customer Acquisition

DALLAS, Texas, August 26, 2008 - Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon business has signed an agreement with Missouri-based Commerce Bank, N.A. Commerce Bank operates in approximately 350 locations in Missouri, Illinois, Kansas, Oklahoma and Colorado.

Under the terms of the agreement, Epsilon will provide a turnkey direct marketing solution geared toward acquiring new customers for Commerce Bank’s retail business unit. Specifically, Epsilon will develop and execute several of Commerce Bank’s retail direct marketing programs, which include creative development and distribution of direct mail campaigns as well as analytic services for developing customer models and campaign support.

Mindy Stimson, Manager, Consumer Banking & Retail Strategy, Commerce Bank, said, “Succeeding in today’s ever-changing marketplace requires focus and expertise in all areas of customer lifecycle marketing. We chose Epsilon for their proven ability to effectively acquire customers and cultivate those relationships to generate maximum profitability for the bank.”

Michael Iaccarino, president of Epsilon, said, “We welcome Commerce Bank to the Epsilon family of clients. Through our proven analytics and customer segmentation capabilities, combined with the technology to deploy highly customized, relevant direct marketing communications, we are confident in our ability to help Commerce Bank succeed in attracting and retaining profitable customer relationships.”

About Commerce Bank
Commerce Bank, N.A. is a subsidiary of Commerce Bancshares, Inc. (NASDAQ: CBSH), a $17.0 billion regional bank holding company. For more than 140 years, Commerce Bank has been meeting the financial services needs of individuals and businesses. Commerce Bank provides a diversified line of financial services, including business and personal banking, wealth management and estate planning and investments through its subsidiary and affiliated companies. Commerce Bank currently operates in approximately 350 locations in Missouri, Kansas, Illinois, Oklahoma and Colorado. Commerce Bancshares also has operating subsidiaries involved in mortgage banking, leasing, credit-related insurance, venture capital and real estate activities.

About Epsilon
Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Marketing Services Firm and #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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